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                                                                     EXHIBIT 2.2



                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                           BRYNWOOD PARTNERS III L.P.,

                                AS THE PURCHASER,

                                       AND

                                NOEL GROUP, INC.,

                                  AS THE SELLER




                               Dated: June 8, 1998





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                                                                  EXECUTION COPY

               STOCK PURCHASE AGREEMENT dated as of the 8th the day of June, 1998 (this "Agreement"), between BRYNWOOD PARTNERS III L.P., a Delaware limited partnership (the "Purchaser") and NOEL GROUP, INC., a Delaware corporation (the "Seller").

                                    RECITALS:

               WHEREAS, the Seller is the beneficial and record owner of 3,569,755 shares of common stock, par value $.01 per share, of Lincoln Snacks Company (the "Company", such shares being the "Company Shares"), and desires to sell the Company Shares to the Purchaser in accordance with the terms hereof;

               WHEREAS, the Purchaser desires to purchase the Company Shares from the Seller in accordance with the terms hereof;

               NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations and agreements contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I.

                         PURCHASE AND SALE OF THE SHARES

               SECTION 1.1.  Transfer of Shares; Consideration.

                       (a) Upon the terms and subject to the conditions hereof, on the date hereof the Seller is selling, assigning and delivering to the Purchaser the Company Shares free and clear of all options, pledges, security interests, liens, mortgages, claims, debts, charges, voting agreements, voting trusts or other encumbrances or restrictions on transfer of any kind whatsoever (collectively, the "Encumbrances").

                       (b) Upon the terms and subject to the conditions hereof, on the date hereof the Purchaser is purchasing and accepting the Company Shares and paying and delivering the Purchase Price (as hereafter defined).

               SECTION 1.2. The Closing. The transfer of the Company Shares and the consummation of the transactions contemplated by this Agreement (the "Closing") is occurring simultaneously with the execution and delivery of this Agreement by the parties hereto.




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                       (a) At the Closing, the Seller is delivering to the
Purchaser:

                              (i) the Company Shares, properly endorsed for
transfer or accompanied by duly executed stock powers, in either case in blank or in the name of the Purchaser; and

                              (ii) an opinion of Morrison & Foerster LLP,
counsel to the Seller, in substantially the form attached hereto as Exhibit A.

                       (b) At the Closing, the Purchaser is delivering to the
Seller:

                              (i) an amount equal to $2.00 per Company Share for
a total aggregate amount of $7,139,510 (the "Purchase Price"), payable as follows: (A) $2,639,510 by a secured promissory note of the Purchaser in the form attached hereto as Exhibit B (the "Promissory Note"), and (B) $4,500,000 by wire transfer of same day funds to an account designated by the Seller; and

                              (ii) an opinion of Cummings & Lockwood, counsel to
the Purchaser, in substantially the form attached hereto as Exhibit C.

               SECTION 1.3. Seller Release. Effective as of the Closing Date, the Seller hereby forever releases and discharges the Company from any and all claims of such Seller against the Company or liabilities or obligations of the Company to such Seller as a result of such Seller's having been a stockholder of the Company, whether known or unknown, past or present.

               SECTION 1.4. Payment of Expenses. Each party shall be obligated to pay for any and all fees and expenses of its counsel and accountants and all other costs and expenses incurred, directly or indirectly, by or on behalf of such party in the preparation, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

                                   ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

               The Seller hereby represents and warrants to the Purchaser, as of the date hereof (except as to any representation or warranty which specifically relates to another date) as follows:

               SECTION 2.1. Share Ownership. The Company Shares have been duly authorized, validly issued and are fully paid and nonassessable, and are owned of record and beneficially by the Seller, free and clear of all Encumbrances.





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               SECTION 2.2.  Company Reports.

                       (a) In connection with the representations and warranties contained in this Section 2.2, Seller has informed the Purchaser (and Purchaser hereby acknowledges) that: (i) no officer, director or representative of Seller serves as an officer or director of the Company, (ii) Seller is not familiar with the operations of the Company, (iii) Seller does not independently verify financial and other information received from or concerning the Company, and
(iv) in connection with such representations and warranties Seller has made no independent investigation of any factual matter.

                       (b) Subject to the foregoing subsection of this Section 2.2, to the best knowledge of Seller, the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 and its Quarterly Reports on Form 10-Q for the periods ended September 30, 1997, December 31, 1997 and March 31, 1998 (collectively, the "Company Reports") did not as of the respective dates thereof contain any untrue statement of a material fact, nor omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and without independent investigation, Seller has no knowledge of any material adverse developments affecting the Company since March 31, 1998. For purposes of this Section 2.2, the term "knowledge" is confined to the actual knowledge of officers of the Seller.

                       (c) To the knowledge of Seller, since March 31, 1998, the business of the Company has been conducted in the ordinary course, consistent with past practice.

                       (d) Except for the representations and warranties made in this Section 2.2, Seller makes and has made no representations or warranties concerning the Company Shares or the business, financial condition, operations or prospects of the Company. Without limiting the generality of the foregoing, Seller makes no representations or warranties as to the existence or effect of any employment, severance or other agreements that may require payments to be made as a result, directly or indirectly, of the transactions contemplated by this Agreement.

               SECTION 2.3. Organization and Authorization. The Seller is a corporation validly existing and in good standing under the laws of its jurisdiction of organization. The Seller has the full power, authority and legal right to execute, deliver and carry out the terms and conditions of this Agreement and to sell the Company Shares to the Purchaser, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by the Seller, and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.






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               SECTION 2.4. No Violation. The execution of this Agreement by the
Seller does not, and the performance by the Seller of its obligations hereunder will not constitute a violation of, or conflict with or result in a default under: (i) any contract, commitment, agreement, understanding, arrangement or restriction of any kind, whether written or oral, to which the Seller is a party or by which the Seller is bound, (ii) any judgment, decree or order applicable to the Seller, or (iii) the Seller's certificate of incorporation or by-laws. Neither the execution and delivery of this Agreement nor the performance by the Seller of its obligations hereunder will violate any provision of law applicable to the Seller.

               SECTION 2.5. Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any public or governmental body or authority is necessary for the consummation by the Seller of the transactions contemplated herein.

               SECTION 2.6. Brokers' Fees and Commissions. The Seller has not employed any investment banker, broker, finder or intermediary, and no fee or other commission is owed by Seller to any third party, in connection with the transactions contemplated herein.

                                  ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

               The Purchaser hereby represents and warrants to the Seller and the Company, as of the date hereof (except as to any representation or warranty which specifically relates to an earlier date) and as of the Closing Date, as follows:

               SECTION 3.1. Organization and Authorization. The Purchaser is a limited partnership validly existing and in good standing under the laws of its jurisdiction of organization. The Purchaser has the full power, authority and legal right to execute, deliver and carry out the terms and conditions of this Agreement and to purchase the Company Shares from the Seller, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement and the Promissory Note have been duly and validly executed and delivered by the Purchaser, and constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

               SECTION 3.2. No Violation. The execution of this Agreement by the Purchaser does not, and the performance by the Purchaser of its obligations hereunder (including the payment of the Promissory Note in accordance with its terms) will not constitute a violation of, or conflict with or result in a default under: (i) any contract, commitment, agreement, understanding, arrangement or restriction of any kind, whether





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written or oral, to which the Purchaser is a party or by which the Purchaser or its properties or assets is bound, (ii) any judgment, decree or order applicable to the Purchaser, or (iii) the Purchaser's articles of partnership or agreement of limited partnership. Neither the execution and delivery of this Agreement nor the performance by the Purchaser of its obligations hereunder will violate any provision of law applicable to the Purchaser.

               SECTION 3.3. Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any public or governmental body or authority is necessary for the consummation by the Purchaser of the transactions contemplated herein.

               SECTION 3.4. Acquisition of Stock. Purchaser is an accredited investor (as that term is defined in the Securities Act of 1933, as amended (the "Act"), and the regulations thereunder), and Purchaser has such knowledge and experience in financial and business matters as is required for evaluating the merits and risks of an investment in the Company Shares. Purchaser is aware that the Company Shares have not been registered under the Act and agrees that such Company Shares shall not be sold, hypothecated or otherwise transferred in the absence of such registration unless such contemplated transfer is exempt from the registration requirements of the Act. The undersigned hereby acknowledges that the certificate representing the Company Shares may be legended to reflect such restrictions. The Purchaser is acquiring the Company Shares for its own account and not with a view to the distribution or resale thereof and with a present intention of holding the Company Shares for purposes of investment.

               SECTION 3.5. Brokers' Fees and Commissions. The Purchaser has not employed any investment banker, broker, finder or intermediary, and such no fee or other commission is owed by Purchaser to any third party, in connection with the transactions contemplated herein.

                                   ARTICLE IV.

                                    COVENANTS

               SECTION 4.1. All Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this agreement. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, including, without limitation, the execution of additional instruments, the proper officers and directors of the Purchaser, and the Seller shall take all such necessary action.





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               SECTION 4.2. Public Announcements. The Purchaser and the Seller
will consult with each other and will mutually agree upon the content and timing of any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable law or based upon the advice of counsel that such disclosure would be prudent under applicable securities laws.

                                   ARTICLE V.

                          SURVIVAL AND INDEMNIFICATION

               SECTION 5.1. Survival. All representations, warranties, covenants and agreements contained in this Agreement, and in any certificate, schedule, document or other writing delivered pursuant hereto or in connection with the transactions contemplated herein shall be in all cases deemed to have been relied upon by the parties hereto, and shall survive the Closing; provided that any such representations, warranties, covenants and agreements shall be fully effective and enforceable only for a period of twelve months after the Closing, and shall thereafter be of no further force or effect, except that the representations and warranties set forth in Section 2.1 (Share Ownership) shall survive indefinitely. The representations, warranties, covenants and agreements contained in this Agreement or any certificate, schedule, document or other writing delivered pursuant hereto shall not be affected by any investigation, verification or examination by any party hereto or by any person acting on behalf of any such party.

               SECTION 5.2. Indemnification of the Purchaser. From and after the Closing, the Seller agrees to indemnify, defend and save the Purchaser and its directors, officers, employees, owners, agents and affiliates and their successors and assigns or heirs and personal representatives, as the case may be (each a "Purchaser Indemnified Party"), forever harmless from and against, and to promptly pay to a Purchaser Indemnified Party or reimburse a Purchaser Indemnified Party for any and all losses, damages, expenses (including, without limitation, court costs, amounts paid in settlement, judgments, reasonable attorneys' fees or other expenses for investigating and defending, including, without limitation, those arising out of the enforcement of this Agreement), suits, actions, claims, deficiencies, liabilities or obligations (collectively, the "Losses") sustained or incurred by such Purchaser Indemnified Party relating to, caused by or resulting from any misrepresentation or breach of warranty, or failure to fulfill or satisfy any covenant or agreement made by the Seller contained herein or in any certificate, schedule, document or other writing delivered by the Seller pursuant hereto or any covenant or agreement made by the Seller herein or in any certificate, schedule, document or other writing delivered by the Seller pursuant hereto.






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               SECTION 5.3. Indemnification of the Seller. From and after the
Closing, the Purchaser agrees to indemnify, defend and save the Seller and its respective legal representatives, heirs, successors, assigns, agents and affiliates (each, a "Seller Indemnified Party") forever harmless from and against, and to promptly pay to a Seller Indemnified Party or reimburse a Seller Indemnified Party for, any and all Losses sustained or incurred by such Seller Indemnified Party relating to, caused by or resulting from any misrepresentation or breach of warranty, or failure to fulfill or satisfy any covenant or agreement made by the Purchaser contained herein or in any certificate, schedule, document or other writing delivered by the Purchaser pursuant hereto, or any covenant or agreement made by the Purchaser in any certificate, schedule, document or other writing delivered by the Purchaser pursuant hereto.

               SECTION 5.4. Notice of Claims. In the case of a claim for indemnification under Section 5.2 or Section 5.3 hereof, upon determination by a Purchaser Indemnified Party or a Seller Indemnified Party, as the case may be, that it has a claim for indemnification, the Indemnified Party shall deliver notice of such claim to the Indemnifying Party, setting forth in reasonable detail the basis of such claim for indemnification (each, an "Indemnification Notice"). [Upon the Indemnification Notice having been given to the Indemnifying Party, the Indemnifying Party shall have thirty (30) days in which to notify the Indemnified Party in writing (the "Dispute Notice") that the amount of the claim for indemnification is in dispute, setting forth in reasonable detail the basis of such dispute. In the event that a Dispute Notice is not given to the Indemnified Party within the required thirty (30) day period the Indemnifying Party shall be obligated to pay to the Indemnified Party the amount set forth in the Indemnification Notice within sixty (60) days after the date that the Indemnification Notice had been given to the Indemnifying Party.]

               In the event that a Dispute Notice is timely given to an Indemnified Party, the parties hereto shall have thirty (30) days to resolve any such dispute. In the event that such dispute is not resolved by such parties within such period, the parties shall have the right to pursue all available legal remedies to resolve such dispute.

                                   ARTICLE VI.

                            MISCELLANEOUS PROVISIONS

               SECTION 6.1. Amendment and Modification; Waiver of Compliance. The Purchaser, on the one hand, or the Seller, on the other hand, will not be deemed as a consequence of any act, delay, failure, omission, forbearance or other indulgence granted from time to time by such party: (i) to have waived, or to be estopped from exercising, any of its rights or remedies under this Agreement; or (ii) to have modified, changed, amended, terminated, rescinded, or superseded any of the terms of this Agreement, unless such





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waiver, modification, amendment, change, termination, rescission, or suppression is set forth in writing and signed by the party to be bound thereby. No single or partial exercise by the Purchaser, on the one hand, or the Seller, on the other hand, of any right or remedy will preclude any other right or remedy, and a waiver expressly made in writing on one occasion will be effective only in that specific instance and only for the precise purpose for which given, and will not be construed as a consent to or a waiver of any right or remedy on any future occasion or a waiver of any right or remedy against any other party.

               SECTION 6.2. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

               SECTION 6.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon the earlier to occur of delivery thereof if by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested) or on the second next business day after deposit if sent by a recognized overnight delivery service or upon transmission if sent by telecopy or facsimile transmission (in each case with receipt verified) as follows:

                       (a)    If to the Purchaser:

                              Brynwood Partners III L.P.
                              Two Soundview Avenue
                              Greenwich, CT  06830
                              Attention: Hendrik J. Hartong, Jr. and
                                         John T. Gray
                              Telephone:   (203) 622-8223
                              Facsimile:   (203) 622-9334

                              With a copy to:

                              Katherine P. Burgeson, Esq.
                              Cummings & Lockwood
                              Four Stamford Plaza
                              107 Elm Street
                              Stamford, Connecticut 06904-0120
                              Telephone:    (203) 351-4260
                              Facsimile:    (203) 351-4499

                       (b)    if to the Seller:





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                              Noel Group, Inc.
                              667 Madison Avenue
                              New York, New York  10021
                              Attention:  Stanley R. Rawn, Jr. and
                                          Herbert M. Friedman, Esq.
                              Facsimile:  (212) 758-8531

                              With a copy to:

                              Charles B. Friedman, Esq.
                              Morrison & Foerster LLP
                              1290 Avenue of the Americas
                              New York, NY  10104
                              Facsimile:    (212) 468-7900

; and provided that each of the parties hereto shall promptly notify the other parties hereto of any change of address, which address shall become such party's address for the purposes of this Section 8.4.

               SECTION 6.4. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts-of-laws principles thereof. Each of the Company and the Seller hereby irrevocably (a) submits to the jurisdiction of, and agrees that any action, suit or other proceeding shall be brought in, the courts of, or the Federal Court sitting in, the State of New York for the purpose of any such suit, action or other proceeding arising out of or based upon this Agreement or the transactions contemplated herein, (b) waives to the extent not prohibited by applicable law, rule or regulation, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or other proceeding any claim that any such person is not subject personally to the jurisdiction of the aforementioned courts, that its respective property is exempt or immune from attachment or execution, that any such suit, action or other proceeding brought in one of the aforementioned courts is brought in an inconvenient forum, that the venue of any such suit, action or other proceeding brought in one of the aforementioned courts is improper, or that this Agreement, or the transactions contemplated herein may not be enforced in or by such court, and (c) consents to service of process in any such suit, action or other proceeding by registered or certified mail.

               SECTION 6.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.



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               SECTION 6.6. Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement or understanding of the parties hereto and shall not affect in any way the meaning or interpretation of this Agreement.

               SECTION 6.7. Entire Agreement. This Agreement and the other documents and instruments referred to herein, and the other agreements included in or contemplated by the exhibits hereto (the "Other Agreements") embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no agreements, representations, warranties or covenants other than those expressly set forth or referred to herein or therein. This Agreement and the Other Agreements supersede all prior agreements and understandings between the parties hereto, whether written or oral, express or implied, with respect to such subject matter herein and therein.

               SECTION 6.8. Assignment. This Agreement shall not be assigned by operation of law or otherwise. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

               IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed on its behalf by its duly authorized officers or representatives, as the case may be, all as of the day and year first above written.

                                        BRYNWOOD PARTNERS III L.P.
                                           By  BRYNWOOD MANAGEMENT III L.P.
                                               Its General Partner



                                        ________________________________________
                                        Hendrik J. Hartong, Jr.
                                        A General Partner of
                                        Brynwood Management III L.P.

                                        NOEL GROUP, INC.


                                        By:_____________________________________








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